Exhibit 77(i)

                       Terms of New or Amended Securities

1. At the July 21, 2005 Board Meeting, the Board of Trustees approved the establishment of ING Global Real Estate Portfolio as a new series of ING Investors Trust. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING Global Real Estate Portfolio.

2. At the July 21, 2005 Board Meeting, the Board of Trustees approved the establishment of ING FMR Small Cap Equity Portfolio as a new series of ING Investors Trust. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING FMR Small Cap Equity Portfolio.

3. At the July 21, 2005 Board Meeting, the Board of Trustees approved the establishment of ING WF Small Cap Disciplined Portfolio as a new series of ING Investors Trust. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING WF Small Cap Disciplined Portfolio.

4. At the July 21, 2005 Board Meeting, the Board of Trustees approved the establishment of ING EquitiesPlus Portfolio as a new series of ING Investors Trust. At the November 10, 2005 Board Meeting, the Board approved the plans, agreements and other routine matters with respect to the establishment of ING EquitiesPlus Portfolio.

5. At the November 10, 2005 Board Meeting, the Boards of Trustees approved and ratified the filing with the Securities and Exchange Commission post-effective amendments to ING Investors Trust's registration statement registering Adviser and Institutional Class shares for ING FMR Diversified Mid Cap Portfolio, ING MarketPro Portfolio, ING MarketStyle Growth Portfolio, ING MarketStyle Moderate Growth Portfolio, ING MarketStyle Moderate Portfolio, and ING PIMCO High Yield Portfolio.

6. At the December 14, 2005 Board Meeting, the Board of Directors approved the establishment of ING EquitiesPlus Portfolio as a new series of ING Investors Trust. At the November 10, 2005 Board Meeting, the Board approved the plans, agreements and other routine matters with respect to the establishment of ING EquitiesPlus Portfolio.